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                                                                    Exhibit 16.1

                         GRODSKY CAPORRINO & KAUFMAN, PC
                          CERTIFIED PUBLIC ACCOUNTANTS

                            Members AICPA and NYSSCPA

ANTHONY CAPORRINO, CPA                                       GREG DeCASTROS, CPA
WILLIAM J. KAUFMAN, CPA                                       ANTHONY GRACI, CPA

September 20, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements contained in "Changes in and disagreements with accountants on accounting and financial disclosure" of the Form S-1 of Castle Brands Inc. to be filed with the Securities and Exchange Commission on or around September 23, 2005 and are in agreement with the statements contained therein.


                                        Very truly yours,


                                        /s/ Greg DeCastros, CPA
                                        ----------------------------------------
                                        Greg DeCastros, CPA
                                        Grodsky Caporrino & Kaufman, PC